                                                                    EXHIBIT 10.6

                                WASHINGTON MUTUAL

                             1994 STOCK OPTION PLAN

                 AS AMENDED AND RESTATED AS OF FEBRUARY 15, 2000

                     WASHINGTON MUTUAL AMENDED AND RESTATED
                             1994 STOCK OPTION PLAN

                                TABLE OF CONTENTS

                                                                            Page

                             ARTICLE 1. DEFINITIONS

   1.1    Affiliate.........................................................   1
   1.2    Agreement.........................................................   1
   1.3    Board.............................................................   1
   1.4    Code.  The Internal Revenue Code of 1986, as amended..............   1
   1.5    Committee.........................................................   1
   1.6    Company...........................................................   1
   1.7    Date of Exercise..................................................   1
   1.8    Exchange Act......................................................   1
   1.9    Fair Market Value.................................................   1
   1.10   Incentive Option..................................................   1
   1.11   Nonqualified Option...............................................   1
   1.12   Option............................................................   2
   1.13   Participant.......................................................   2
   1.14   Plan..............................................................   2
   1.15   Stock.............................................................   2
   1.16   Ten Percent Shareholder...........................................   2

                           ARTICLE 2. PURPOSE OF PLAN

                            ARTICLE 3. ADMINISTRATION

   3.1    Administration of Plan............................................   3
   3.2    Authority to Grant Options........................................   3
   3.3    Discretionary Authority of Committee..............................   3

                ARTICLE 4. ELIGIBILITY AND LIMITATIONS ON GRANTS

   4.1    Participation.....................................................   4
   4.2    Limitations on Grants.............................................   4
   4.3    Limitation on Incentive Options...................................   5
   4.4    Ten Percent Limitation on Ownership...............................   5
   4.5    Annual Grants to Nonemployee Board Members........................   5

                        ARTICLE 5. STOCK SUBJECT TO PLAN

   5.1    Maximum Number of Shares..........................................   5
   5.2    Forfeitures.......................................................   6

                         ARTICLE 6. EXERCISE OF OPTIONS

   6.1    Exercise Price....................................................   6
   6.2    Commencement of Right to Exercise.................................   6
   6.3    Maximum Exercise Period...........................................   6
   6.4    Early Termination of Right to Exercise............................   6
   6.5    Transferability...................................................   6

                          ARTICLE 7. METHOD OF EXERCISE

   7.1    Exercise..........................................................   7
   7.2    Payment...........................................................   7
   7.3    Federal Withholding Tax Requirements..............................   7
   7.4    Shareholder Rights................................................   7

                        ARTICLE 8.   ADJUSTMENT UPON CORPORATE CHANGES

   8.1    Adjustments to Shares.............................................   7
   8.2    Substitution of Options on Merger or Acquisition..................   8
   8.3    Effect of Certain Transactions....................................   8
   8.4    No Preemptive Rights..............................................   8
   8.5    Fractional Shares.................................................   9

                   ARTICLE 9. COMPLIANCE WITH LAW AND APPROVAL

                              OF REGULATORY BODIES

   9.1    General...........................................................   9
   9.2    Representations by Participants...................................   9

                         ARTICLE 10. GENERAL PROVISIONS

   10.1   Effect on Employment..............................................  10
   10.2   Unfunded Plan.....................................................  10
   10.3   Rules of Construction.............................................  10
   10.4   Governing Law.....................................................  10
   10.5   Compliance With Section 16 of the Exchange Act....................  10
   10.6   Amendment.........................................................  10
   10.7   Time to Grant Incentive Options...................................  10
   10.8   Effective Date of Plan............................................  11

                     WASHINGTON MUTUAL AMENDED AND RESTATED
                             1994 STOCK OPTION PLAN

                             ARTICLE 1. DEFINITIONS

        1.1 AFFILIATE. A "parent corporation," as defined in section 424(e) of the Code, or "subsidiary corporation," as defined in section 424(f) of the Code, of the Company.

        1.2 AGREEMENT. A written agreement (including any amendment or supplement thereto) between the Company or Affiliate and a Participant specifying the terms and conditions of an Option granted to such Participant.

        1.3     BOARD. The board of directors of the Company.

        1.4     CODE. THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

        1.5 COMMITTEE. A committee with at least as many members as required by Rule 16b-3 of the Exchange Act who are members of the Board.

        1.6 COMPANY. Washington Mutual, Inc., successor to Washington Mutual Savings Bank as Plan sponsor, and its successors.

        1.7 DATE OF EXERCISE. The later of the date that the Participant delivers a written notice of exercise to the Company and the date that the Option exercise price is received by the Company.

        1.8     EXCHANGE ACT. The Securities Exchange Act of 1934, as amended.

        1.9 FAIR MARKET VALUE. On any given date, the applicable description below:

                (a) The closing price of the Stock as traded on the National Association of Securities Dealers National Market System, as published in THE NEW YORK TIMES or THE WALL STREET JOURNAL, on the business day immediately preceding the date as of which Fair Market Value is being determined.

                (b)     If the Stock is not traded as described in subparagraph
        (a), Fair Market Value shall be the value determined in good faith by the Committee or the Board.

        1.10 INCENTIVE OPTION. An Option that is intended to qualify as an "incentive stock option" within the meaning of section 422 of the Code. An Incentive Option shall not be invalid for failure to qualify under section 422 of the Code, but shall be treated as a Nonqualified Option.

        1.11    NONQUALIFIED OPTION. An Option that is not an Incentive Option.

        1.12 OPTION. The right that is granted hereunder to a Participant to purchase from the Company a stated number of shares of Stock at the price set forth in an Agreement. As used herein, an Option includes both Incentive Options and Nonqualified Options.

        1.13 PARTICIPANT. A person who is awarded Options hereunder. All employees, consultants and advisors of the Company or of an Affiliate are eligible to become Participants. Members of the Board who are not employees of the Company or its Affiliates are also eligible to become Participants to the extent that they receive Options pursuant to grants specifically called for by the terms of this Plan.

        1.14 PLAN. The Washington Mutual Amended and Restated 1994 Stock Option Plan, as embodied herein and as amended from time to time, and including the Washington Mutual 1994 Stock Option Plan, which is the predecessor version of this Plan.

        1.15    STOCK. The common stock of the Company.

        1.16 TEN PERCENT SHAREHOLDER. An individual who owns more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate at the time he or she is granted an Option. For the purpose of determining if an individual is a Ten Percent Shareholder, he or she shall be deemed to own any voting stock owned (directly or indirectly) by or for his or her brothers and sisters (whether by whole or half blood), spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary.

                           ARTICLE 2. PURPOSE OF PLAN

        The purpose of the Plan is to advance the interests of the Company, to provide a performance incentive and to align the interests of the Participants with the interests of the Company, its Affiliates, and its shareholders through increased stock ownership by the Participants. It is intended that Participants may acquire or increase their proprietary interests in the Company, that Participant employees will be encouraged to remain in the employ of the Company or of its Affiliates, and that Participant consultants, advisors and board members will be encouraged to maintain their relationships with the Company or its Affiliates. The proceeds received by the Company from the sale of Stock pursuant to this Plan may be used for general corporate purposes.

        The Plan was originally established and maintained by Washington Mutual Savings Bank as the Washington Mutual 1994 Stock Option Plan (the "Original Plan"). By action of the respective boards of directors of Washington Mutual Savings Bank and the Company, the Company became the sponsor of the Original Plan, effective November 29, 1994, at which time common stock of the Company was substituted for common stock of Washington Mutual Savings Bank. The Original Plan was previously approved by the shareholders of Washington Mutual Savings Bank, the prior sponsor of the Original Plan. The Company amended and restated the Original Plan, effective as of February 17, 1998, and adopted several amendments subsequent to such amendment and restatement.

        The Plan was further amended on January 18 and February 15, 2000, subject to shareholder approval.

        The Board approved this restatement of the Plan to incorporate all such amendments.

                           ARTICLE 3. ADMINISTRATION

        3.1 ADMINISTRATION OF PLAN. The Plan shall be administered by the Committee. The Committee shall have complete authority to (i) interpret all provisions of this Plan; (ii) prescribe the form of any Agreement; (iii) adopt, amend, and rescind rules for Plan administration; and (iv) make all determinations it deems advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made or action taken by the Committee to administer the Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement or Option. The Company shall bear all expenses of Plan administration.

        3.2 AUTHORITY TO GRANT OPTIONS. The Committee shall have authority to grant Options upon such terms the Committee deems appropriate and that are not inconsistent with the provisions of this Plan. Such terms may include conditions on the exercise of all or any part of an Option.

        3.3 DISCRETIONARY AUTHORITY OF COMMITTEE. The Committee shall have full discretionary power, subject to, and within the limits of, Articles 4, 5 and 6 of the Plan:

                (a) To determine from time to time who of the eligible persons shall be granted Options, and the time or times when, and the number of shares for which, an Option or Options shall be granted to such persons.

                (b) To determine whether to grant Incentive Options, Nonqualified Options, or both to eligible persons pursuant to the provisions of the Plan.

                (c) To prescribe the other terms and provisions (which need not be identical) of each Option granted under the Plan to eligible persons.

                (d) To modify or amend any term or provision of any Option granted under the Plan, provided that the consent of the holder thereof must be obtained for any modification or amendment that reduces the benefits to the holder of the Option.

                (e) To construe and interpret the Plan and Options granted hereunder (including the Agreements), and to establish, amend, and revoke rules and regulations for administration. The Committee, in the exercise of this power, may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any Agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. In exercising this power the Committee may retain counsel at the expense of the Company. All decisions and determinations by the Committee in exercising this power shall be final and binding upon the Company and the Participants.

                (f) To determine the duration and purposes of leaves of absence which may be granted to a Participant without constituting a termination of his or her employment for purposes of the Plan or an Agreement.

                (g) To accelerate the time at which an Option may be exercised, or otherwise modify the terms of an Option in a manner favorable to the Participant.

                (h)     Subject to the maximum exercise period provided in
        Section 6.3, to extend the time within which any Participant must exercise any Option, in whole or in part.

                (i) Notwithstanding Section 6.3, to extend the exercise period of an Option beyond the maximum exercise period provided in
        Section 6.3, in whole or in part, if the Committee determines that a Participant will be unable to exercise such Option within the maximum exercise period on account of an unforeseeable hardship.

                (j) To authorize any person to execute on behalf of the f= Company any instrument required to effectuate the grant of an Option previously granted hereunder.

                (k) To interpret the Plan and make any determinations that are necessary or desirable in the administration of the Plan.

                (l) To exercise such powers and to make all other determinations deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

                ARTICLE 4. ELIGIBILITY AND LIMITATIONS ON GRANTS

        4.1 PARTICIPATION. The Committee may from time to time designate persons to whom Options are to be granted from among those who are eligible to become Participants. Such designation shall specify the number of shares of Stock subject to each Option. All Options granted under this Plan shall be evidenced by Agreements which shall designate such Option as either an Incentive Option or Nonqualified Option, and which shall be subject to applicable provisions of this Plan or such other provisions as the Committee may adopt that are not inconsistent with Articles 4, 5 and 6 of the Plan.

        4.2 LIMITATIONS ON GRANTS. A nonemployee Board member is not eligible to receive a grant of Options except as provided in Section 4.5. A person who is not an employee of the Company or an Affiliate is not eligible to receive an Incentive Option. The maximum number of shares of Stock with respect to which Options may be granted to any Participant in any calendar year under the Plan is one and one-half million (1,500,000) shares.

        4.3 LIMITATION ON INCENTIVE OPTIONS. To the extent that the aggregate Fair Market Value of Stock with respect to which Incentive Options are exercisable for the first time by a Participant during any calendar year (under all incentive stock option plans of the Company and its Affiliates) exceeds $100,000 (the Fair Market Value being determined as of the date each Option was granted), such Options shall be treated as Nonqualified Options. This provision shall be applied by taking Incentive Options into account in the order in which they were granted.

        4.4 TEN PERCENT LIMITATION ON OWNERSHIP. Unless requisite approvals are obtained from the Federal Deposit Insurance Corporation, the Office of Thrift Supervision or other regulatory entities, no person shall be eligible to receive or exercise any option which, if exercised, would result in his or her holding beneficially or of record in excess of 10% of the outstanding voting stock of the Company.

        4.5     ANNUAL GRANTS TO NONEMPLOYEE BOARD MEMBERS.

                (a) GRANT DATE. Nonqualified Options shall be granted automatically each year to each individual who, on the third Tuesday of February of each year, through February 1999, and the third Tuesday of December each year, beginning in December 1999 (the "Eligibility Date"), is a member of the Board and is not an employee of the Company or its Affiliates.

                (b) NUMBER OF SHARES; EXERCISE PRICE. On each Eligibility Date, each nonemployee Board member described in Section 4.5(a) shall be granted a Nonqualified Option to acquire 4,000 shares of Stock. The exercise price for such Nonqualified Options shall be the Fair Market Value of Stock on the respective Eligibility Dates.

                (c) EXERCISABILITY. For purposes of determining the dates on which Options can be exercised, each Nonqualified Option awarded under this Section 4.5 shall be fully exercisable on the earlier to occur, if at all, of (1) (i) for Options granted on a third Tuesday in February, the third Tuesday in February after the year that the option was granted, provided that the individual is still a member of the Board, and (ii) for Options granted on a third Tuesday in December, the third Tuesday in December after the year in which the option was granted, provided that the individual is still a member of the Board, or (2) the date of the individual's mandatory retirement from the Board (as defined in the Company's bylaws).


                        ARTICLE 5. STOCK SUBJECT TO PLAN

        5.1 MAXIMUM NUMBER OF SHARES. The maximum aggregate number of shares of Stock that may be issued pursuant to the exercise of Options under this Plan (including the predecessor of this Plan, the Original Plan) is thirty million (30,000,000) shares, subject to adjustments as provided in Article 8.

        5.2 FORFEITURES. Except as provided in the next sentence, if any Option granted hereunder expires, terminates or is canceled without having been exercised in full, the unpurchased shares subject thereto shall not again be available for issuance under this Plan. The foregoing shall not apply to Options that expire before the expiration of their maximum exercise period in connection with a Participant ceasing to be an employee, director, consultant or advisor of the Company or its Affiliates.

                         ARTICLE 6. EXERCISE OF OPTIONS

        6.1 EXERCISE PRICE. The exercise price of an Option shall be not less than 100% of the Fair Market Value of a share of Stock on the date the Option is granted. In the case of a Ten Percent Shareholder, however, the exercise price of an Incentive Option shall not be less than 110% of the Fair Market Value of a share of Stock on the date the Option is granted. If the exercise price of an Option is changed after the date it is granted, such change shall be deemed to be a termination of the existing Option and the issuance of a new Option.

        6.2 COMMENCEMENT OF RIGHT TO EXERCISE. An Option shall first become exercisable on the date of grant if not otherwise specified; as may otherwise be specified by the Committee (in the Agreement or otherwise); or as may be specified in connection with a change in control under a properly authorized employment agreement between the Participant and the Company or an Affiliate.

        6.3 MAXIMUM EXERCISE PERIOD. The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant except that no Option shall be exercisable after the expiration of 10 years (five years in the case of Incentive Options granted to a Ten Percent Shareholder) from the date it was granted. The terms of any Option may provide that it is exercisable for a shorter period.

        6.4 EARLY TERMINATION OF RIGHT TO EXERCISE. Unless otherwise specified by the Committee (in the Agreement or otherwise), and except as otherwise specified in connection with a change in control under a properly authorized employment agreement between the Participant and the Company or an Affiliate, if the Participant for any reason ceases to be an employee, consultant, advisor or director of the Company or an Affiliate, and the Participant does not thereupon become an employee, consultant, advisor or director of the Company or an Affiliate, the Participant shall have the right for 90 days after termination of the relationship to exercise only the portion of the Participant's Options that had become exercisable by the date of the termination, and thereafter the Options shall terminate and cease to be exercisable.

        6.5 TRANSFERABILITY. Any Incentive Option granted under this Plan shall be transferable only by will or by the laws of descent and distribution and may be exercised only by the Participant to whom it was granted, unless he or she is deceased. Any Nonqualified Option granted under this Plan shall be transferable only (a) by will or by the laws of descent and distribution, or (b) to the extent not prohibited by the Committee, to Immediate Family Members, partnerships in which the only partners are Immediate Family Members, or trusts established solely for the benefit of Immediate Family Members. "Immediate Family Members" are the grandparents, parents, aunts, uncles, spouse, brothers, sisters, cousins, children, nieces, nephews, grandchildren and great-grandchildren, and corresponding step relations, of the Participant who holds the Nonqualified Option. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation or liability of such Participant.

                         ARTICLE 7. METHOD OF EXERCISE

        7.1 EXERCISE. An Option granted hereunder shall be deemed to have been exercised on the Date of Exercise. Subject to the provisions of Articles 6 and 9 and any contrary provisions in the Agreement, an Option may be exercised in whole or in part at such times and in compliance with such requirements as the Committee shall determine.

        7.2 PAYMENT. Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or, unless prohibited by the Committee, Stock that was acquired prior to the exercise of the Option, other consideration acceptable to the Committee, or a combination thereof. As long as the Stock is registered under the Exchange Act, and to the extent permitted by applicable laws and regulations (including, but not limited to, federal tax and securities laws and regulations) and not prohibited by the Committee, an Option may also be exercised by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price in compliance with Regulation T (12 C.F.R. Part 220).

        7.3 FEDERAL WITHHOLDING TAX REQUIREMENTS. Upon exercise of a Nonqualified Option by a Participant who was an employee of the Company or an Affiliate when the Option was issued, the Participant shall, upon notification of the amount due and prior to or concurrently with the delivery of the certificates representing the shares, pay to the Company amounts necessary to satisfy applicable federal, state and local withholding tax requirements or shall otherwise make arrangements satisfactory to the Company for such requirements. The Participant shall likewise pay or make arrangements for any withholding tax requirements that may apply or become applicable to any other exercise of Options or disposition of Stock acquired by the exercise of Options. Further, the Company or its Affiliate shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to any Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the exercise of Options or disposition of Stock acquired by the exercise of Options.

        7.4 SHAREHOLDER RIGHTS. No Participant shall have any rights as a stockholder with respect to shares subject to his or her Option prior to the Date of Exercise of such Option.


                  ARTICLE 8. ADJUSTMENT UPON CORPORATE CHANGES

        8.1 ADJUSTMENTS TO SHARES. The maximum number and kind of shares of Stock with respect to which Options hereunder may be granted and which are the subject of outstanding

Options shall be adjusted by way of increase or decrease as the Committee determines (in its sole discretion) to be appropriate, in the event that:

                (a) the Company effects one or more stock dividends, stock splits, reverse stock splits, subdivisions, consolidations or other similar events;

                (b) the Company or an Affiliate engages in a transaction to which section 424(a) of the Code applies; or

                (c) there occurs any other event which in the judgment of the Committee necessitates such action.

Provided, however, that if an event described in paragraph (a) or (b) above occurs, the Committee shall make adjustments to the limits on Options specified in Section 4.2, to the limitation on aggregate awards of Options under Section 5.1, and to the number of options to be awarded under Section 4.5 that are proportionate to the modifications of the Stock that are on account of such corporate changes.

        8.2 SUBSTITUTION OF OPTIONS ON MERGER OR ACQUISITION. The Committee may grant Options in substitution for stock awards, stock options, stock appreciation rights or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction to which section 424(a) of the Code applies. The terms of such substituted Options shall be determined by the Committee in its sole discretion, subject only to the limitations of Article 5.

        8.3 EFFECT OF CERTAIN TRANSACTIONS. Upon a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for their shares of Stock, any Option granted hereunder shall terminate, provided that the Participant shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise his or her Options in whole or in part whether or not the vesting requirements set forth in any Agreement have been satisfied, unless the Committee elects to convert all Options hereunder into options to purchase stock of an acquiring corporation. If the Committee so elects to convert the Options, the amount and price of such converted options shall be determined by adjusting the amount and price of the Options granted hereunder in the same proportion as used for determining the number of shares of stock of the acquiring corporation the holders of the Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization, and the vesting schedule set forth in the Agreement shall continue to apply to the converted options. Nothing in this Section 8.3 or elsewhere in the Plan shall authorize the Committee to take any action contrary to any provision regarding vesting of Options that is contained in any Agreement or employment agreement if the action would reduce the benefits to the Participant, unless the Participant consents to the action.

        8.4 NO PREEMPTIVE RIGHTS. The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Options.

        8.5 FRACTIONAL SHARES. Only whole shares of Stock may be acquired through the exercise of an Option. The Company will return to the Participant any amount tendered in the exercise of an Option remaining after the maximum number of whole shares have been purchased.

        ARTICLE 9. COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

        9.1 GENERAL. No Option shall be exercisable, no Stock shall be issued, no certificates for shares of Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all federal and state laws and regulations (including, without limitation, withholding tax requirements), federal and state securities laws and regulations and the rules of all national securities exchanges or self-regulatory organizations on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to evidence shares of Stock for which an Option is exercised may bear such legends and statements as the Committee upon advice of counsel may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, no Stock shall be issued, no certificate for shares shall be delivered and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from any regulatory bodies having jurisdiction over such matters.

        9.2 REPRESENTATIONS BY PARTICIPANTS. As a condition to the exercise of an Option, the Company may require a Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such representation is required by any relevant provision of the laws referred to in Section 9.1. At the option of the Company, a stop transfer order against any shares of Stock may be placed on the official stock books and records of the Company, and a legend indicating that the Stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided (concurred in by counsel for the Company) and stating that such transfer is not in violation of any applicable law or regulation may be stamped on the stock certificate in order to assure exemption from registration. The Committee may also require such other action or agreement by the Participants as may from time to time be necessary to comply with the federal and state securities laws. This provision shall not obligate the Company or any Affiliate to undertake registration of Options or Stock hereunder.

                         ARTICLE 10. GENERAL PROVISIONS

        10.1 EFFECT ON EMPLOYMENT. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment of any employee at any time with or without assigning a reason therefor.

        10.2 UNFUNDED PLAN. The Plan shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon contractual obligations that may be created hereunder. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

        10.3 RULES OF CONSTRUCTION. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The masculine gender when used herein refers to both masculine and feminine. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

        10.4 GOVERNING LAW. The laws of the State of Washington shall apply to all matters arising under this Plan, to the extent that federal law does not apply.

        10.5 COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

        10.6 AMENDMENT. The Committee may amend or terminate this Plan at any time; provided, however, an amendment that would have a material adverse effect on the rights of a Participant under an outstanding Option is not valid with respect to such Option without the Participant's consent, except as necessary for Incentive Options to maintain qualification under the Code. Provided further that the shareholders of the Company must approve any amendment that increases either the aggregate number of shares of Stock that may be issued pursuant to the exercise of Options granted under the Plan or the maximum number of shares with respect to which any Participant may be granted Options in any calendar year (other than any such increase made pursuant to Article 8), or that changes the employees (or class of employees) eligible to receive Options.

        10.7 TIME TO GRANT INCENTIVE OPTIONS. No Incentive Option may be granted under this Amended and Restated Stock Option Plan more than ten years after the date following December 21, 1999 on which this Amended and Restated 1994 Stock Option Plan is approved by shareholders as provided in Section 10.8. Incentive Options granted before the expiration of that ten year period shall remain valid in accordance with their terms and the terms of this Plan. Any Option purportedly granted under this Plan as an Incentive Option after the expiration of that ten year period shall be treated as a Nonqualified Option but shall otherwise remain valid in accordance with its terms and the terms of this Plan.

        10.8 EFFECTIVE DATE OF PLAN. This version of the Amended and Restated 1994 Stock Option Plan is subject to the condition subsequent that certain amendments embodied therein are approved by shareholders holding a majority of the Company's outstanding voting stock present or represented by proxy and entitled to vote at the Company's next annual shareholders' meeting, which is duly held, that occurs after February 15, 2000, the date that the Board adopted such amendments subject to shareholder approval. If such shareholder approval is not given, this version of the Amended and Restated 1994 Stock Option Plan shall be of no force or effect and the prior version of the Amended and Restated Plan, as amended prior to January 18, 2000, shall continue to govern.

        IN WITNESS WHEREOF, the Company has caused this Plan to be executed on this the __________ day of _______________, 2000, but to be effective on
February 15, 2000.

                                         WASHINGTON MUTUAL, INC.



                                         By:
                                             -----------------------------------
                                                M. Lynn Ryder

                                         Its:   Senior Vice President